UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

Intuitive Machines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13467 Columbia Shuttle Street Houston, Texas	77059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 520-3703

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On August 18, 2025, Intuitive Machines, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $345.0 million aggregate principal amount of 2.500% Convertible Senior Notes due 2030 (the “Notes”), which includes the exercise in full of the initial purchasers’ option to purchase up to an additional $45.0 million principal amount of the Notes. The aggregate principal amount of the Offering was increased from the previously announced offering size of $250.0 million (or $287.5 million if the initial purchasers exercise their option to purchase additional notes in full).

The Notes were issued pursuant to an indenture, dated August 18, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are general unsecured obligations of the Company and will mature on October 1, 2030, unless earlier converted, redeemed, or repurchased. Interest on the Notes will accrue at a rate of 2.500% per year from August 18, 2025 and will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding July 1, 2030 only under the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2025 (and only during such calendar quarter), if the last reported sale price of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “Measurement Period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Class A Common Stock and the conversion rate on each such trading day; (3) if the Company issues a notice of redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption unless the Company makes an “all notes election” (as defined in the Indenture); or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after July 1, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes, at any time, in integral multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing conditions. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 76.2631 shares of Class A Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $13.1125 per share of Class A Common Stock. The initial conversion price of the Notes represents a premium of approximately 25.0% above the last reported sale price of the Class A Common Stock on the Nasdaq Global Market on August 13, 2025. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who (x) elects to convert its Notes in connection with such a corporate event or (y) elects to convert its Notes called (or deemed called) for redemption or, if the Company makes an “all notes election,” elects to convert its Notes irrespective of whether such Notes are called (or deemed called) for redemption, in each case, in connection with such notice of redemption, as the case may be.

The Company may not redeem the Notes prior to October 6, 2028. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations described in the Indenture), at its option, on or after October 6, 2028 and prior to the 26th scheduled trading day immediately preceding the maturity date, but only if the “liquidity condition” (as defined in the Indenture) is satisfied and the last reported sale price of the Class A Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $75.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption (unless the Company makes an “all notes election” with respect to such partial redemption, in which case such partial redemption limitation shall not apply). No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

• default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

• default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

• failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five business days;

• failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, in either case when due and such failure continues for five business days or (ii) notice of a specified corporate transaction when due and such failure continues for three business days;

• failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

• failure by the Company for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

• default by the Company or any of its “significant subsidiaries” (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with principal amount in excess of $25.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

• certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

In case certain events of bankruptcy, insolvency or reorganization occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. If an event of default with respect to the Notes (other than certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries but, for the avoidance of doubt, in the case of any such sale, conveyance, transfer or lease, the transferee shall not succeed to, and the Company shall not be discharged from, its obligations under the Notes or the Indenture) (a “Business Combination Event”), unless (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture. Upon any such Business Combination Event, the successor entity (if not the Company) shall succeed to, and may exercise every right and power of, the Company’s under the Indenture, and the Company shall be discharged from its obligations under the Notes and the Indenture except in the case of any such lease.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The Company’s net proceeds from the Offering were approximately $335.5 million, after deducting the initial purchasers’ discounts and commissions but before the estimated offering expenses payable by the Company. The Company used approximately $36.8 million of the net proceeds from the Offering to pay the cost of the capped call transactions described below. The Company intends to use the remaining net proceeds from the Offering for general corporate purposes, including operations, research and development and potential acquisitions.

Capped Call Transactions

On August 13, 2025, in connection with the pricing of the Notes, and on August 15, 2025, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into capped call transactions with certain financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K which Exhibit is incorporated herein by reference (and this description is qualified in its entirety by reference to such form). The capped call transactions are expected generally to reduce the potential dilution to the Class A Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $20.9800 per share (which represents a premium of 100% over the last reported sale price of the Class A Common Stock of $10.49 per share on The Nasdaq Global Market on August 13, 2025), and is subject to certain adjustments under the terms of the capped call transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated August 13, 2025 by and among the Company and the representatives of the initial purchasers.

The Notes and the shares of Class A Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Class A Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Class A Common Stock. Initially, a maximum of 32,888,436 shares of Class A Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 95.3288 shares of Class A Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	Other Events.

On August 13, 2025, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is filed as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or any shares of Class A Common Stock issuable upon conversion of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 18, 2025, by and between Intuitive Machines, Inc. and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of Global Note, representing Intuitive Machine, Inc.’s 2.500% Convertible Senior Notes due 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

10.1	Form of Confirmation for Capped Call Transactions

99.1	Press release titled “Intuitive Machines Announces Upsize and Pricing of Private Offering of $300 Million of Convertible Senior Notes Due 2030”, dated August 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE MACHINES, INC.

Date: August 18, 2025	By:	/s/ Peter McGrath
Peter McGrath
Chief Financial Officer and Senior Vice President